UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 30, 2024
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road,	Spring,	TX	77389
(Address of principal executive offices)			(Zip code)

(678)	259-9860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
7.625% Series C Mandatory Convertible Preferred Stock, par value $0.01 per share	HPEPrC	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 1, 2021, the HR and Compensation Committee (“HRC Committee”) of the Board of Directors of Hewlett Packard Enterprise Company (“HPE” or the “Company”) approved the performance metrics and target achievement levels for HPE’s fiscal 2022 Performance-Adjusted Restricted Stock Unit (“PARSU”) awards under the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan (the “Plan”). The fiscal 2022 PARSUs provide the opportunity for certain of our current and former named executive officers, to earn stock-based incentive awards tied to non-GAAP net income growth and relative total shareholder return achievement over the performance period from November 1, 2021 to October 31, 2024. The Plan grants the HRC Committee the authority to make certain adjustments to PARSU performance metrics when certifying the results for purposes of determining PARSU vesting, including in cases where unforeseen or extraordinary events result in impacts on HPE’s financial results.

During the performance period, the conflict between Russia and Ukraine and the related sanctions imposed by the U.S., European Union, and other countries in response negatively impacted our operations in both countries. In response to these developments, as previously reported, in February 2022, we suspended all new sales and shipments to Russia and Belarus. Based on a further assessment of business risks and needs, in June 2022, we determined that it was no longer tenable to maintain operations in Russia and Belarus and have since been proceeding with an orderly, managed exit of our remaining business in these countries.

In light of HPE’s decision to exit from our businesses in Russia and Belarus and the related negative impact such action has had on HPE’s non-GAAP net income growth measurement for the fiscal 2022 PARSU awards, on October 30, 2024, the HRC Committee modified the non-GAAP net income growth target achievement level for segment two of the fiscal 2022 PARSUs to remove income related to the Russia and Belarus businesses from the reported financial results for fiscal 2021 and fiscal 2022 to enable a consistent year-over-year growth comparison during the performance cycle. The HRC Committee believed that this modification was necessary to support the objectives of the program design.

As a result of this modification, the total payout for segment two of the fiscal 2022 PARSUs is estimated to increase by approximately 37%, compared to what the total payout would have been had this modification not been made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: November 5, 2024	By:	/s/ David Antczak
	Name:	David Antczak
	Title:	Senior Vice President, General Counsel and Corporate Secretary